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                                                            EXHIBIT NO. 99.11(f)





                     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 33-7638 on Form N-1A of our report dated October 9, 1997, on the financial statements and financial highlights of MFS Core Growth Fund, MFS Special Opportunities Fund, MFS Blue Chip Fund, MFS Convertible
Securities Fund, and MFS Science and Technology Fund, each a series of MFS Series Trust I, included in the 1997 Annual Report to Shareholders.



                                        ERNST & YOUNG LLP
                                        Ernst & Young LLP

Boston, Massachusetts
March 9, 1998